Exhibit 10.2

THIRD AMENDMENT

TO AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT, dated as of March 13, 2019 (this “Amendment”), is entered into by and among Nissan Wholesale Receivables Corporation II (“NWRC II”), as transferor (the “Transferor”), Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) of Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuer”), and Nissan Motor Acceptance Corporation (“NMAC”), as servicer (the “Servicer”).

RECITALS:

WHEREAS, the parties hereto have entered into the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003 (as amended by (i) the Agreement of Modification to Transaction Documents, dated as of February 12, 2010, among the Transferor, the Issuer, the Servicer and the Owner Trustee, (ii) the Second Agreement of Modification to Transaction Documents, dated as of May 23, 2012, among NWRC II, as transferor and as buyer, the Issuer, NMAC, as servicer and as seller, the Owner Trustee and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), (iii) the First Amendment to Amended and Restated Transfer and Servicing Agreement, dated as of April 24, 2017, among NWRC II, as transferor and as buyer, the Owner Trustee and NMAC, as servicer and as seller, and (iv) the Second Amendment to Amended and Restated Transfer and Servicing Agreement, dated as of October 25, 2017, among NWRC II, as transferor and as buyer, the Owner Trustee and NMAC, as servicer and as seller, and as further amended, supplemented, amended or restated or otherwise modified from time to time, the “Transfer and Servicing Agreement”);

WHEREAS, the parties hereto wish to modify the Transfer and Servicing Agreement pursuant to Section 8.01(a) thereof as of the Effective Date (as defined below) in accordance with the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

ARTICLE I

RECITALS AND DEFINITIONS

Section 1.1    Recitals. The foregoing Recitals are hereby incorporated in and made a part of this Amendment.

Section 1.2    Definitions. Capitalized terms used and not defined herein have the respective meanings assigned such terms in the Annex of Definitions attached to the Transfer and Servicing Agreement as Annex A.

ARTICLE II

AMENDMENTS

Section 2.1    Amendments to Transfer and Servicing Agreement. As of the Effective Date, the Transfer and Servicing Agreement is hereby amended as follows:

(a)    Section 5.09 of the Transfer and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

Section 5.09    Risk Retention under EU Securitization Rules.

With reference to the EU Securitization Rules as in effect and applicable on the New RR Amendment Date, NMAC hereby confirms, represents, warrants and agrees, and irrevocably and unconditionally undertakes, solely for the benefit of each Applicable Investor, on an ongoing basis, so long as any Notes remain Outstanding, that:

(a)    NMAC, as “originator” for the purposes of the EU Securitization Rules, currently retains, and on an ongoing basis will retain, a material net economic interest that is not less than 5% of the nominal value of the securitized exposures (the “Retained Interest”), in the form of an originator’s interest in accordance with the text of option (b) of Article 6(3) of the EU Securitization Regulation, as in effect on the New RR Amendment Date, by holding all the membership interest in NWRC II, which in turn holds all or part of the Transferor Interest;

(b)    NMAC will not (and will not permit NWRC II or any of its other affiliates to) hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the Retained Interest, if, as a result, NMAC would not retain a material net economic interest in an amount that is not less than 5% of the nominal value of the securitized exposures, except to the extent permitted in accordance with the EU Securitization Rules;

(c)    NMAC will not change the retention option or the method of calculating the Retained Interest while any Notes are outstanding, except under exceptional circumstances in accordance with the EU Securitization Rules; and

(d)    NMAC will provide ongoing confirmation of NMAC’s continued compliance with its obligations described in (a) and (b) above in or concurrently with the delivery of each Payment Date Statement.

For purposes of this Section 5.09, the “nominal value of the securitized exposures” shall be treated as equal to the Adjusted Pool Balance, and the amount of the Retained Interest shall be treated as equal to the excess of the Adjusted Pool Balance over the sum of the Invested Amounts with respect to all Series.

None of the Issuer, NMAC, the Seller, the Servicer, the Depositor, any other parties to the Transactions Documents and none of their respective Affiliates makes any representation or gives any assurance as to whether the matters set forth above in this Section 5.09 and any information provided in or pursuant to the Transaction Documents, the offering documents for any Notes or reports to investors are sufficient for compliance with any EU Securitization Rules.

(b)    The definition of “AIFM Regulation” set forth in Annex A to the Transfer and Servicing Agreement is hereby deleted in its entirety.

(c)    The definition of “Applicable Investor” set forth in Annex A to the Transfer and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Investor” means each holder of a beneficial interest in any Note that is (i) an “institutional investor” as defined in the EU Securitization Regulation or (ii) an entity subject to consolidated supervision with an institution subject to the CRR to which Article 5 of the EU Securitization Regulation applies pursuant to Article 14 of the CRR.

(d)    The definition of “CRR” set forth in Annex A to the Transfer and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, on prudential requirements for credit institutions and investment firms (as amended).

(e)    The definition of “EU Retention Rules” set forth in Annex A to the Transfer and Servicing Agreement is hereby deleted in its entirety.

(f)    The following new definition of “EU Securitization Regulation” is hereby added to Annex A to the Transfer and Servicing Agreement in appropriate alphabetical order:

“EU Securitization Regulation” means Regulation (EU) 2017/2402 of December 12, 2017, laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization, and amending certain other European Union Directives and Regulations (as amended).

(g)    The following new definition of “EU Securitization Rules” is hereby added to Annex A to the Transfer and Servicing Agreement in appropriate alphabetical order:

“EU Securitization Rules” means the EU Securitization Regulation, together with any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Securitization Regulation, and, in each case, any relevant guidance published in relation thereto by the European Banking Authority or the European Securities and Markets Authority (or, in either case, any predecessor authority) or by the European Commission.

(h)    The following new definition of “New RR Amendment Date” is hereby added to Annex A to the Transfer and Servicing Agreement in appropriate alphabetical order:

“New RR Amendment Date” means March 13, 2019.

(i)    The definition of “RR Amendment Effective Date” set forth in Annex A to the Transfer and Servicing Agreement is hereby deleted in its entirety.

(j)    The definition of “Solvency II Regulation” set forth in Annex A to the Transfer and Servicing Agreement is hereby deleted in its entirety.

ARTICLE III

EFFECTIVE DATE

Section 3.1    Effective Date. Upon receipt by NMAC of counterparts of this Amendment executed by the Servicer, the Transferor, the Owner Trustee and the Issuer, this Amendment shall become effective immediately after all of the following occur (such date, the “Effective Date”), without further action by any party other than the following:

(a)    receipt by the Indenture Trustee and the Owner Trustee of an Officer’s Certificate in accordance with Section 8.01(a)(i) of the Transfer and Servicing Agreement;

(b)    satisfaction of the Rating Agency Condition with respect to this Amendment in accordance with Section 8.01(a)(ii) of the Transfer and Servicing Agreement;

(c)    receipt by the Indenture Trustee and the Owner Trustee of a Required Federal Income Tax Opinion in accordance with Section 8.01(a)(iii) of the Transfer and Servicing Agreement;

(d)    receipt by the Indenture Trustee and the Owner Trustee of an Opinion of Counsel in accordance with Section 8.02(d) of the Transfer and Servicing Agreement; and

(e)    receipt by the Indenture Trustee and the Owner Trustee of an Opinion of Counsel and an Officer’s Certificate in accordance with Section 8.13 of the Transfer and Servicing Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1    Transfer and Servicing Agreement Unaffected. Except as modified herein, the parties acknowledge that the provisions of the Transfer and Servicing Agreement remain in full force and effect and are hereby ratified and confirmed by the parties hereto. After the Effective Date all references in the Transaction Documents to the Transfer and Servicing Agreement shall mean the Transfer and Servicing Agreement as modified hereby.

Section 4.2    Governing Law. This Amendment shall be governed by the governing law described in Section 8.05 of the Transfer and Servicing Agreement.

Section 4.3    Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment or any provision hereof.

Section 4.4    Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment as to such jurisdiction or any other jurisdiction.

Section 4.5    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.6    Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto on separate signature pages, each such executed counterpart constituting an original but all together only one Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

NISSAN MOTOR ACCEPTANCE CORPORATION, as Servicer

By:	/s/ Douglas E. Gwin, Jr.

Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

NISSAN WHOLESALE RECEIVABLES CORPORATION II, as Transferor

By:	/s/ Douglas E. Gwin, Jr.

Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Dorri Costello

Name:	Dorri Costello
Title:	Vice President

S-1	NMOTR Third Amendment to Transfer and Servicing Agreement

Acknowledged and agreed to by:

NISSAN MASTER OWNER TRUST RECEIVABLES, as Issuer

By:	Nissan Motor Acceptance Corporation, as Administrator

By:	/s/ Douglas E. Gwin, Jr.

Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

S-2	NMOTR Third Amendment to Transfer and Servicing Agreement